UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Additional Materials

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New & Noteworthy

VFA Brokerage

AIG Funds Important Notice Mailing to Shareholder/Clients: Transfer of AIG Funds to Touchstone

AIG Funds has mailed one of the attached letters to Shareholders of AIG Funds who have not yet cast their vote. The letter is a supplement to Proxy materials each of these Shareholders should have received.

AIG Important Notice.pdf	AIG Important Notice v2.pdf

Background

See previous materials related to the AIG Funds Transfer to Touchstone.

What is changing?	AIG Funds has mailed the attached letter to Shareholders of AIG Funds.

What do we need to do?

•   If contacted by a client who has received this letter, confirm to the client that the letter was mailed by AIG Funds and the matter is related to their AIG Funds holdings.

•   Encourage clients to call the toll-free number contained in the letter for more information.

How will we work going forward?	Refer to the materials related to the AIG Funds Transfer to Touchstone.

Frequently Asked Questions

#	Question	Answer

1	Where can I get more information related to this client mailing?	Refer to the materials related to the AIG Funds Transfer to Touchstone.

2	What if my client has additional questions related to this mailing?	Encourage clients to call the toll-free number contained in the letter for more information.

3	May I provide instructions to clients regarding how to cast their vote?

You may provide the following instructions to clients who ask about how to cast their vote:

1.  Vote online: Go to the website listed on the proxy ballot and enter the QR code. Internet voting is available 24 hours a day.

2.  Vote by phone: Call (888) 227-9349 to reach an automated touch-tone voting line, or call (866) 340-7108 to speak with a representative.

3.  Vote by mail: Mail a signed and voted proxy back in the postage paid envelope provided.